Exhibit 10.1

TENTH AMENDMENT TO CREDIT AGREEMENT
AND
SIXTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT AND SIXTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, dated as of March 28, 2017 (this “Amendment”), is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), CORE-MARK INTERNATIONAL, INC. (“International”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), CORE-MARK DISTRIBUTORS, INC. (“Distributors”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Midcontinent, Interrelated, Distributors and Minter-Weisman shall be referred to herein as a “Borrower”, International shall be referred to herein as the “Canadian Borrower” and collectively such entities shall be referred to herein as the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), J.P. MORGAN SECURITIES LLC and BANK OF MONTREAL, as Co-Lead Arrangers, JPMORGAN CHASE BANK, N.A., BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC, as Joint Bookrunners, BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Documentation Agent.

RECITALS

A.
The Borrowers, Administrative Agent, the Lenders and the other parties thereto have previously entered into that certain Credit Agreement, dated as of October 12, 2005 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including, without limitation, by that certain First Amendment to Credit Agreement, dated as of December 4, 2007, that certain Second Amendment to Credit Agreement, dated as of March 12, 2008, that certain letter agreement to Credit Agreement, dated as of January 31, 2009, that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, that certain Fourth Amendment to Credit Agreement, dated as of May 5, 2011, that certain letter agreement to Credit Agreement and Security Agreement, dated as of December 21, 2012, that certain Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, that certain Sixth Amendment to Credit Agreement, dated as of May 21, 2015, that certain Seventh Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated as of January 11, 2016, that certain Eighth Amendment to Credit Agreement and Fourth Amendment to Pledge and Security Agreement, dated as of May 16, 2016, and that certain Ninth Amendment to Credit Agreement and Fifth Amendment to Pledge and Security Agreement, dated as of November 4, 2016, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms shall be referred to herein as the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement.

B.
The Borrowers and Administrative Agent have previously entered into that certain Pledge and Security Agreement, dated as of October 12, 2005 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including, without limitation, by that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, that certain letter agreement to Credit Agreement and Security Agreement, dated December 21, 2012, that certain Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, that certain Seventh Amendment to Credit Agreement and Third Amendment to Pledge and Security Agreement, dated as of January 11, 2016, that certain Eighth Amendment to Credit Agreement and Fourth Amendment to Pledge and Security Agreement, dated as of May 16, 2016, and that certain Ninth Amendment to Credit Agreement and Fifth Amendment to Pledge and Security Agreement, dated as of November 4, 2016, the “Existing Security Agreement”; the Existing Security Agreement as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms shall be referred to herein as the “Security Agreement”).

C.	The Borrowers have requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement to increase the aggregate amount of the Revolving Commitments to $750,000,000.

D.	The Borrowers have further requested that Administrative Agent and the Lenders amend the Existing Credit Agreement and the Existing Security Agreement.

E.	Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement and the Existing Security Agreement pursuant to the terms and conditions set forth herein.

F.
Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Existing Credit Agreement, the Existing Security Agreement, and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Existing Credit Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 and the Biggert -Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect of any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“SOFA Dilution Ratio” shall mean, at any date, the lesser of (1) the excess (if any) of (a) the amount (expressed as a percentage and rounded up to the nearest 0.25%) equal to (i) the aggregate amount of the applicable Dilution Factors for the twelve (12) fiscal month period most recently tested in connection with the most recent field exam performed by the Administrative Agent, divided by (ii) total gross sales for such twelve (12) fiscal month period, over (b) 3.0% or (2) 5.0%.

“SOFA Period” has the meaning assigned to such term in the definition of Borrowing Base.

“Specified Acquisition” has the meaning assigned to such term in the definition of Permitted Acquisition.

“Tenth Amendment” means that certain Tenth Amendment to Credit Agreement and Sixth Amendment to Pledge and Security Agreement, dated as of March 28, 2017, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Tenth Amendment Effective Date” means the “Tenth Amendment Effective Date” as defined in the Tenth Amendment.

(b)	The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Applicable Rate” means (v) at all times prior to the Third Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Third Amendment), (w) from and after the Third Amendment Effect Date and prior to the Fourth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Fourth Amendment), (x) from and after the Fourth Amendment Effective Date and prior to the Fifth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Fifth Amendment), (y) from and after the Fifth Amendment Effective Date and prior to the Tenth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Tenth Amendment), and (z) from and after the Tenth Amendment Effective Date, for any day, with respect to any Eurodollar Revolving Loan or CDOR Revolving Loan, or with respect to the participation fees payable under Section 2.12(b) hereof, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “CDOR
Spread”, as the case may be, based upon the Average Modified Excess Availability as of the most recent determination date:

Average Modified Excess Availability	Eurodollar Spread and CDOR Spread
Category 1 ≥ $175,000,000	1.25%
Category 2 < $175,000,000 ≥ $75,000,000	1.50%
Category 3 < $75,000,000	1.75%

For purposes of the foregoing, (a) the initial Applicable Rate as of the Tenth Amendment Effective Date shall be the applicable rate per annum set forth above in Category 1, (b) thereafter, the Applicable Rate shall be determined as of the last day of each calendar quarter based upon the Borrowing Base Certificates delivered by Borrowers to Administrative Agent pursuant to Section 5.01(g) hereof for such calendar quarter, and (c) each change in the Applicable Rate, if any, resulting from a change in the Average Modified Excess Availability shall be effective on the first day of the second month after the end of each calendar quarter, provided that: (i) the Average Modified Excess Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate required to be delivered by them pursuant to Section 5.01(g) hereof, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered; and (ii) if any such Borrowing Base Certificates are subsequently determined to be incorrect in any material respect, Administrative Agent may increase the Applicable Rate retroactively to the beginning of the relevant calendar quarter to the extent that such error caused the Applicable Rate to be less than the Applicable Rate that would have been in effect if the error was not made.

(c)	The definition of “Borrowing Base” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Borrowing Base” means, at any time, the sum of (a) the product of (i) 85.0% multiplied by (ii) the Borrower’s Eligible Accounts at such time minus the Dilution Reserve, plus (b) the lesser of (i) the product of (x) 75.0% multiplied by
(y) the Borrower’s Eligible Inventory (excluding Eligible Inventory consisting of unaffixed tax stamps), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, and (ii) the product of (x) 90.0% multiplied by (y) the Net Orderly Liquidation Value of the Borrower’s Inventory identified as “eligible” in the most recent inventory appraisal ordered by the Administrative Agent (excluding Eligible Inventory consisting of unaffixed tax stamps), plus (c) 90.0% of Eligible Unaffixed Tax Stamps on hand, plus (d) 100.0% of unrestricted cash and cash equivalents held at, and subject to a first-priority lien in favor of, the Administrative Agent, minus (e) Collateral Reserves; provided that for up to two 60-day periods per calendar year (each a “SOFA Period”; but no more than one SOFA Period shall commence in any four month period), the Borrowers may, at their sole discretion, include in the Borrowing Base an Eligible Accounts overadvance in an amount not to exceed either (i) $25,000,000 more than the Eligible Accounts component of the Borrowing Base from time to time under clause (a) above or (ii) an additional 5.0% (less the amount of the applicable SOFA Dilution Ratio) multiplied by the Borrowers’ Eligible Accounts above the Eligible Accounts component of the Borrowing Base from time to time under clause (a) above (provided, that, for the avoidance of doubt, during each SOFA Period, the Borrowers may borrow, repay and reborrow such Eligible Accounts overadvances at their discretion). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g) of this Agreement; provided, that notwithstanding the eligibility criteria set forth in the definitions of “Eligible Accounts” and “Eligible Inventory” or any other provision of this Agreement, unless weekly reporting of the Borrowing Base Certificate is required in accordance with Section 5.01(g), certain categories of ineligible Accounts and Inventory, as determined by the Administrative Agent from time to time subject to the consent of the Administrative Borrower (such consent not to be unreasonably withhold or delayed), will be computed using a deemed ineligible amount initially determined based on historical ineligiblity amounts for the preceding trailing 12-month period, which amounts may be adjusted by Administrative Agent from time to time in its Permitted Discretion based on the results of the most recent field exam (and for the avoidance of doubt all other categories of ineligible Accounts and Inventory will be based on actual computations as reported in the applicable Borrowing Base Certificate). The calculations in clause (b) above may be determined on a combined basis for all Eligible Inventory or on a category by category basis for Eligible Inventory, as determined by the Administrative Agent in its Permitted Discretion from time to time based on its review of any appraisal and/or field examination of such Inventory.

(d)	The definition of “Canadian Prime Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Canadian Prime Rate” means, on any day, the rate of interest per annum determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

(e)	The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Maturity Date” means March 28, 2022, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(f)	The definition of “Net Orderly Liquidation Value” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Net Orderly Liquidation Value” means, with respect to Inventory (or any category thereof), Equipment or intangibles of any Person, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

(g)	Clause (e) of the definition of “Permitted Acquisition” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e) after giving pro forma effect to such Acquisition: (i) either (A) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such Acquisition or (B)(1) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio (for the twelve month period ending on the most recent month-end for which financial data is available) of at least 1.10 to 1.0, and (2) the Borrowers have pro forma Availability of not less than 12.5% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such Acquisition or (C) if consented to by the Administrative Agent, in its sole discretion, the Borrowers have pro forma Availability of not less than 5% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such Acquisition (such Acquisition described in this subclause (C), a “Specified Acquisition”); and
(ii) no Default or Event of Default has occurred or would result therefrom;”

(h)	The definition of “Revolving Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that the aggregate Revolving Commitments shall not at any time exceed
$950,000,000. The initial amount of each Lender’s Revolving Commitment after giving effect to the Tenth Amendment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Tenth Amendment Effective Date is $750,000,000. The Revolving Commitments include the
Canadian Revolving Commitments available pursuant to the Canadian Subfacility in an aggregate amount not to exceed Cdn. $250,000,000.

(i)	The definition of “Weekly Reporting Period” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Weekly Reporting Period” means any period (a) during which an Event of Default has occurred and is continuing, or (b) beginning at any time Availability is less than

10% (or 5% for the 60 days immediately following the consummation of a Specified Acquisition) of the aggregate amount of the Lenders’ Revolving Commitments and ending at the end of any 60-day period for which Availability is not less than 10% of the aggregate amount of the Lenders’ Revolving Commitments at all times during such 60-day period.

(j)	In Section 2.01 of the Existing Credit Agreement, the text “Cdn. $110,000,000” is hereby deleted and replaced with the text “Cdn. $250,000,000”.

(k)	Section 2.21(a) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follow:

“(a) Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the aggregate Revolving Commitments by an amount not less than $10,000,000 for any such increase and not exceeding $200,000,000 for all such increases following the Tenth Amendment Effective Date; provided, that any increase in the aggregate Revolving Commitments pursuant to this Section 2.21 shall not result in an increase in the amount of any of the subfacilities contained in this Agreement, and if there are any mortgaged real properties that are part of the Collateral, shall not be effective until completion of flood insurance diligence, documentation and coverage in accordance the Flood Disaster Protection Act of 1973, as amended, has been completed on structures located on such mortgaged real properties. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 30 days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment with respect to Loans and Letters of Credit and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase such Commitment. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may, with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), invite additional lending institutions to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.”

(l)	The first sentence of Section 5.09 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M. Best Company insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations; provided, that if there are any mortgaged real properties, flood insurance coverage in accordance Flood Insurance Laws, as amended, shall be maintained on structures located on such mortgaged real properties if required by applicable Law.”

(m)	The last sentence of Section 5.11 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, (i) Administrative Agent may, in its sole discretion, waive one field examination in any calendar year during which Availability has been in excess of $100,000,000 for ninety (90) consecutive days, and (ii) Administrative Agent may, in its sole discretion, waive a second field examination in any calendar year during which no Monthly Reporting Period has occurred; provided, however, that unless agreed to by the Required Lenders, Administrative Agent agrees not to waive such second field exam if, at the time of such waiver, no field exam has been completed within the immediately preceding 18 months (or 24 months if the most recent field exam is the field exam which was completed prior to the Sixth Amendment Effective Date).”

(n)	Section 5.13(c) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Subject to the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties, and such other documents as the Administrative Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with applicable Law with respect to flood insurance diligence, documentation and coverage under the Flood Disaster Protection Act of 1973, as amended. Prior to signing by the Loan Parties of any mortgage or deed of trust, the Loan Parties and the Administrative Agent shall have provided each Regulated Lender Entity a copy of the life of loan flood zone determination relative to the property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and shall have received written confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been completed by such Regulated Lender Entity (such written confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).”

(o)	Section 6.04(q) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(q) any other such purchase, acquisition or other investment (other than an Acquisition) so long as (A) either (1) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such purchase, acquisition or other investment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio (for the twelve month period ending on the most recent month-end for which financial data is available) of at least 1.10 to 1.0 after giving effect to such purchase, acquisition or other investment, and (II) the Borrowers have pro forma Availability of not less than 12.5% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such purchase, acquisition or other investment; and (B) no Default or Event of Default has occurred or would result therefrom.”

(p)	Section 6.08(a)(iv) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv) in the event that at the time of such Restricted Payment (A) either (1) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such Restricted Payment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio including such Restricted Payment, as applicable (for the then most recently ended four fiscal quarter period of Holdings for which financial data is available) of at least 1.10 to 1.0, and (II) the Borrowers have pro forma Availability of not less than 12.5% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such dividend or stock repurchase; and (B) no Default or Event of Default has occurred or would result therefrom, the Borrowers may declare and/or make Restricted Payments.”

(q)	Section 6.08(b)(vii) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(vii) in the event that at the time of such payment (A) either (1) the Borrowers have pro forma Availability of not less than 15% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such payment, or (2)(I) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio including such payment (for the then most recently ended four fiscal quarter period of Holdings for which financial data is available) of at least 1.10 to 1.0, and
(II) the Borrowers have pro forma Availability of not less than 12.5% of the aggregate amount of the Lenders’ Revolving Commitments immediately after giving effect to such payment; and (B) no Default or Event of Default has occurred or would result therefrom, any other payments in respect of any Indebtedness.”

(r)	Section 6.13 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio. In the event that at any time the Borrowers have Availability of less than 10.0% (or 5.0% for the 60 days immediately following the consummation of a Specified Acquisition) of the aggregate amount of the Lenders’ Revolving Commitments, the Borrowers will not permit the Fixed Charge Coverage Ratio of Holdings and its consolidated Subsidiaries, determined as of the end of each fiscal quarter of Holdings (for the period of four consecutive fiscal quarters ending on such date), beginning with the last fiscal quarter of Holdings for which financial statements were required to be delivered hereunder prior to the date that Availability was first less than 10.0% (or 5.0% for the 60 days immediately following the consummation of a Specified Acquisition) of the aggregate amount of the Lenders’ Revolving Commitments, to be less than 1.0 to 1.0; provided, however, that if, at any time after this Section 6.13 has been triggered, the Borrowers maintain Availability of not less than 10.0% (or 5.0% for the 60 days immediately following the consummation of a Specified Acquisition) of the aggregate amount of the Lenders’ Revolving Commitments at all times for a 60-day period, the requirements of this Section 6.13 shall no longer be deemed to be triggered.”

(s)	A new Section 9.02(e) is hereby added to the Existing Credit Agreement as follows:

“(e) If any real property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder (excluding (i) any continuation or conversion of Loans, or (ii) the renewal or extension of Letters of Credit) until the completion of flood due diligence, documentation and coverage as required by the Flood Disaster Protection Act of 1973, as amended, or as otherwise required by Section 5.13.”

(t)	The Commitment Schedule to the Existing Credit Agreement is hereby deleted and replaced in its entirety with the Commitment Schedule attached hereto and made a part hereof as Annex A.

(u)	Schedule 3.05(a) to the Existing Credit Agreement is hereby deleted and replaced in its entirety with Schedule 3.05(a) attached hereto and made a part hereof as Annex B.

2.	Amendments to Existing Security Agreement.

(a)	The first sentence of Section 7.3(c) of the Existing Security Agreement is hereby amended and restated to read in its entirety as follows:

“If at any time, (i) Availability is less than 10.0% (or 5.0% for the 60 days immediately following the consummation of a Specified Acquisition) of the aggregate amount of the Lenders’ Revolving Commitments or (ii) a Default or Event of Default has occurred and is continuing, the Administrative Agent may exercise its cash dominion rights by delivering instructions to each depository bank having a Deposit Account Control Agreement that requires all other cash proceeds in the account to be directed to the Administrative Agent’s Collection Account as described in Section 7.1(b).”

(b)	Section 4.12(a) of the Existing Security Agreement is hereby amended and restated to read in its entirety as follows:
“In the event any structure is located in any area that has been designated by the Federal Emergency Management Agency or by any other Governmental Authority as a “Special Flood Hazard Area” or “flood zone or area”, the Grantors shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area” or “flood zone or area”) as required by applicable Law. All premiums on such insurance shall be paid when due by the Grantors, and copies of the policies delivered to the Administrative Agent. If the Grantors fail to obtain any insurance as required by this Section, the Administrative Agent at the direction of any Lender may obtain such insurance at the Grantors’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantors’ failure to maintain such insurance or pay any premiums therefor.”

3.	Conditions Precedent to Effectiveness of this Amendment. This Amendment and the amendments to the Existing Credit Agreement and the Existing Security Agreement

contained herein shall become effective, and shall become part of the Credit Agreement and the Security Agreement, as applicable, on the date (the “Tenth Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in the reasonable discretion of Administrative Agent or waived by Administrative Agent:

a.	Amendment. Administrative Agent shall have received counterparts to this Amendment, executed by the Loan Parties and each of the Lenders.

b.
Representations and Warranties. The representations and warranties of the Borrowers set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

c.
Authorizing Resolutions. Administrative Agent shall have received a certificate of each Loan Party dated as of the Tenth Amendment Effective Date signed by a Financial Officer or otherwise acceptable officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment and any other Loan Documents executed in connection herewith.

d.
Payment of Fees. Administrative Agent shall have received from the Borrowers all reasonable fees due and payable on or before the Tenth Amendment Effective Date, including, without limitation all fees payable in connection with this Amendment pursuant to that certain fee letter dated as of March 14, 2017, between the Borrowers and Agent (the “Amendment Fee Letter”).

4.	Representations and Warranties. Each Borrower represents and warrants as follows as of the date hereof:

a.
Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower of this

Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

b.
Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid, and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect, assuming due execution by each other party hereto and thereto.

c.
Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Borrowers contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of an earlier date) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

d.	No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.
Ratable Commitments. Concurrently with the effectiveness of this Amendment, each Lender shall assign to the other Lenders, and such other Lenders shall purchase from such Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by all Lenders ratably in accordance with their Revolving Commitments after giving effect to the provisions of this Amendment.

6.
Choice of Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

7.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

8.	Reference to and Effect on the Loan Documents.

a.
Upon and after the Tenth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other

Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified and amended hereby.

b.
Upon and after the Tenth Amendment Effective Date, each reference in the Existing Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Existing Security Agreement as modified and amended hereby.

c.
Except as specifically amended by Section 1 and Section 2 of this Amendment, the Existing Credit Agreement, the Existing Security Agreement, and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

9.
Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to the Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

10.
Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.
Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.
Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORE-MARK HOLDING COMPANY, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Vice President - Finance, Treasurer and Secretary

CORE-MARK INTERNATIONAL, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Vice President - Finance, Treasurer and Secretary

CORE-MARK MIDCONTINENT, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK INTERRELATED COMPANIES, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

CORE-MARK DISTRIBUTORS, INC.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

MINTER-WEISMAN CO.

By:	/S/ Theodore Castro
Name:	Theodore Castro
Title:	Treasurer and Secretary

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Revolving Lender

By:	/S/ James Fallahay
Name:	James Fallahay
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Canadian Lender

By:	/S/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:	/S/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch),
as a Canadian Lender

By:	/S/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

WELLS FARGO CAPITAL FINANCE, LLC,
as a Revolving Lender

By:	/S/ Maria Quintanilla
Name:	Reza Sabahi
Title:	Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA
as a Canadian Lender

By:	/S/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

SUNTRUST BANK,
as a Revolving Lender and a Canadian Lender

By:	/S/ Lena Stover
Name:	Leena Stover
Title:	Vice President

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

BANK OF MONTREAL,
as a Revolving Lender

By:	/S/ Stephanie Bach
Name:	Stephanie Bach
Title:	Vice President

BANK OF MONTREAL,
as a Canadian Lender

By:	/S/ Helen Alvarez-Hernandez
Name:	Helen Alvarez-Hernandez
Title:	Director

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/S/ William Patton
Name:	William Patton
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH
as a Canadian Lender

By:	/S/ John P. Rehob
Name:	John P. Rehob
Title:	Vice President & Principal Officer

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

CITIZENS BUSINESS CAPITAL, as a division of CITIZENS ASSET FINANCE, INC., as a Revolving Lender and a Canadian Lender

By:	/S/ David Slattery
Name:	David Slattery
Title:	Vice President

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Revolving Lender and a Canadian Lender

By:	/S/ David Miller
Name:	David Miller
Title:	Vice President

[Signature Page to Tenth Amendment to Credit Agreement and
Sixth Amendment to Pledge and Security Agreement]

ANNEX A

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Canadian Commitment
JPMorgan Chase Bank, N.A.	$130,000,000	Cdn.$0
JPMorgan Chase Bank, N.A., Toronto Branch	$—	Cdn $43,333,333.34
Wells Fargo Capital Finance, LLC	$130,000,000	Cdn.$0
Wells Fargo Capital Finance Corporation Canada	$—	Cdn $43,333,333.33
Bank of Montreal	$130,000,000	Cdn $43,333,333.33
Bank of America, N.A.	$102,500,000	Cdn.$0
Bank of America, N.A. (acting through its Canada branch)	$—	Cdn.$34,166,666.67
SunTrust Bank	$55,000,000	Cdn.$18,333,333.33
Branch Banking and Trust Company	$67,500,000	Cdn.$22,500,000.00
Citizens Business Capital, a division of Citizens Asset Finance, Inc.	$67,500,000	Cdn.$22,500,000.00
U.S. Bank National Association	$67,500,000	Cdn.$0
U.S. Bank National Association, Canada Branch	$—	Cdn.$22,500,000.00

Total	$750,000,000	Cdn.$250,000,000

ANNEX B

Schedule 3.05(a) to Credit Agreement
Owned Real Estate and Leased Properties

SCHEDULE OF OWNED REAL ESTATE

DIV	LESSOR	PROPERTY LOCATION	PROPERTY ADDRESS	TYPE
175	N/A	LEITCHHFIELD, KY	1055 SALT RIVER ROAD, 42754	WAREHOUSE AND LAND
281	N/A	PENNSYLVANIA, PA	100 WEST END ROAD, HANOVER TOWNSHIP, 18706	WAREHOUSE AND LAND ***
160	N/A	FORREST CITY, AR	3400 COMMERCE ROAD, FORRESR CITY 72335	WAREHOUSE AND LAND

Schedule 3.05(a) to Credit Agreement
Owned Real Estate and Leased Properties

SCHEDULE OF REAL ESTATE LEASES

DIV	LESSOR	PROPERTY LOCATION	PROPERTY ADDRESS	TYPE
US WAREHOUSE
7	IAC 31300 MEDALLION	HAYWARD, CA	31300 MEDALLION DR, 94544	WAREHOUSE
7	WESTCORE CENTRAL AVENUE, LLC	UNION CITY, CA	33532 Central Ave, 94587	WAREHOUSE
16	SHELEY & BARBARA DEDRICK (LOUIS SCHULTZ CO)	SACRAMENTO, CA	3970 PELL CIRCLE, 95838	WAREHOUSE
16	PRIM NATOMAS LLC (payments go to The Realty Associates Fund X LP)	SACRAMENTO, CA	3030 Mulvany Place, West Sacramento 95691	WAREHOUSE
21	WEST VERNON, LLC (ANTHONY BRENT CORP)	LOS ANGELES, CA	2311 E. 48TH ST., VERNON, 90058	WAREHOUSE
23	FGW PROPERTIES	BAKERSFIELD, CA	200 Core-Mark Court, 93307	WAREHOUSE
35	PROLOGIS CALIFORNIA I LLC	CORONA, CA	353 MEYER CIRCLE, 92879	WAREHOUSE
44	COLUMBIA OREGON JOHNSON INDUSTRIAL LLC	PORTLAND, OR	13551 S.E. JOHNSON RD,Milwaukie, OR 97222	WAREHOUSE
48	MONTANO TENANTS IN COMMON	ALBUQUERQUE, N.M.	123 Montano Rd. Ste A, NW, 87107	WAREHOUSE
53	PARK SPE, LLC C/O CROWN WEST REALTY	SPOKANE,WA	4007 N. Industrial Park 1st Street. Spokane Valley 99216	WAREHOUSE
65	PROLOGIS, INC.	HENDERSON, NV	855 Wigwam Parkway, 89014	WAREHOUSE
68	WESTCORE DELTA LLC (formerly NORTH MARKET CENTER L.P.)	SACRAMENTO, CA	1520 W. National Drive, 95834	WAREHOUSE
71	CVP PARTNERSHIP INC.	SO. SALT LAKE CITY, UT	1635 South 5070 West, Ste B SLC Utah 84104	WAREHOUSE
75	LINEAGE LOGISTICS (formerly MADISON WAREHOUSE CORP)	FORT WORTH, TX	6401 WILL ROGERS BLVD SUITE 200, 76134	WAREHOUSE
77	INDUSTRIAL LAND PARTNERS LLC	GLENWILLOW, OH	30300 Emerald Valley Parkway, Glenwillow, OH 44139	WAREHOUSE
81	ARCADE REALTY TRUST	WHITINSVILLE, MA	355 Main Street, Whitinsville, MA 01588	WAREHOUSE
92	THEOPACIFIC	CORONA, CA (AMI)	311 REED CIRCLE (AMI), 92879	WAREHOUSE
140	PROLOGIS A5-FL II LLC	TAMPA, FLORIDA	9020 King Palm Drive, Tampa Florida 33619 Sabal DC #300	WAREHOUSE
150	KNG HOLDINGS LLC	GARDINER, ME	44 MARKET STREET, 04345	WAREHOUSE
170	NATHAN LANE ASSOCIATES, LLP Paid by wire transfer	PLYMOUTH, MN	1035 NATHAN LANE NORTH, 55441	WAREHOUSE
178	NORTH CHURCH LANE PROPERTIES II. LLC	SMYRNA, GA	4820 CHURCH LANE, 30080	WAREHOUSE
256	COMMERCIAL CENTER/MAJESTIC REALTY CO	AURORA, CO	3797 N. Windsor Drive, Aurora, Colorado 80011	WAREHOUSE
280	BROADWAY ROAD LLC	SANFORD, NC	1144 Broadway Road, Sanford, County of Lee, NC 27332	WAREHOUSE

Schedule 3.05(a) to Credit Agreement
Owned Real Estate and Leased Properties

SCHEDULE OF REAL ESTATE LEASES

DIV	LESSOR	PROPERTY LOCATION	PROPERTY ADDRESS	TYPE
US OTHER
35	BERNARDO VIEW PROPERTIES INC	SAN DIEGO, CA	11590 WEST BERNARDO COURT, SAN DIEGO, CA 9212	OFFICE LEASE
35	EJM Tri-State Properties I LLC / Coronado II	PHOENIX, AZ	5446 W. Roosevelt Suite 111 Phoenix AZ	WAREHOUSE / OFFICE
53	MT SALES JIM MEYER	MISSOULA, MT	2801 South Russel St., Missoula 59801	Sales office
56	PLATTE COUNTRY MINI WAREHOUSE	Plate City, MO	15905HWY 273	Mini warehouse
71	Ice Real Estate Empire LLC	SALT LAKE CITY	1675 Empire Road SLC Utah	FROZEN STORAGE
77	ALBRECHT INCORPORATED	AKRON, OH	2700 Gilchrist Road, Akron, Ohio 44305	XDOCK
392	312 MANAGEMENT - 3509 HULEN L.P.	FORT WORTH , TEXAS	3509 Hulen St, Fort Worth, TEXAS 76107	OFFICE
499	KASHIWA FUDOSAN	SO SAN FRANCISCO, CA	395 OYSTER PT #415	CORP. HDQ
499	KASHIWA FUDOSAN	SO SAN FRANCISCO, CA	395 OYSTER PT #410	CORP. HDQ
499	KASHIWA FUDOSAN	SO SAN FRANCISCO, CA	395 OYSTER PT #114	Storage / Suite 114
175	INDUSTRIAL PROPERTIES INC	LEITCHFIELD, KY	901 Floyds Street, Leitchfield KY	OUTSIDE STORAGE
178	COBALT INDUSTRIAL REIT	ATLANTA, GA	3655 Atlanta Industrial Drive, Suite 100, Building 300, Atlanta	OUTSIDE STORAGE
178	COBALT INDUSTRIAL REIT (Expansion Premises)	ATLANTA, GA	3655 Atlanta Industrial Drive, Suite 150, Building 100, Atlant	OUTSIDE STORAGE
256	Commercenter #25/26 LLC	AURORA, CO	19755 E. 35th Drive, Suite 400, Aurora, Colorado	OFFICE
256	Commercenter #25/26 LLC	AURORA, CO	19755 E. 35th Drive, Suite 400, Aurora, Colorado	X-DOCK
281	St. John Properties	Linthicum, MD	514 Progress Drive, Linthicum, Maryland	X-DOCK
281	660 Howard Street, LLC	BUFFALO, NY	660 Howard Street, Buffalo, NY 14206	X-DOCK
281	BUDJU HOLDINGS, LLC	HANOVER TOWNSHIP, PA	777 San Souci Parkway, 18706	WAREHOUSE

CANADIAN WAREHOUSE
20	MADISON PACIFIC	BURNABY, B.C.	7800 RIVERFRONT GATE Burnaby B.C., V5J 5L3	WAREHOUSE
22	AMB Milton Crossings 2 Canco	MILTON, ONTARIO	8030 Esquesing Line, Milton, Ontario L9T 6W3	WAREHOUSE
79	MARION HOLDINGS LTD / APEX	WINNIPEG, MAN	99 BANNISTER RD., R2R 0S2	WAREHOUSE
172	NIAGARA CALGARY SOUTH EAST LP	CALGARY, ALBERTA	8225 30TH ST., S.E. T2C 1H7	WAREHOUSE

Schedule 3.05(a) to Credit Agreement
Owned Real Estate and Leased Properties

SCHEDULE OF REAL ESTATE LEASES

CANADIAN OTHER
88	GWL Realty Advisors	RICHMOND, B.C.	13211 DELF PLACE, V6V 2A2	MIS/TAX
172	Industrial Alliance (Landlord) & GWC (Sublandlord)	CALGARY, ALBERTA	3445-114 Avenue, SE, Calgary, Alberta	OFFICE
172	ALBARI Holdings Ltd.	EDMONTON, ALBERTA	14440 - 124th Ave NORSTAR BLDG, Edmonton Alberta T5	X-DOCK
172	OPTRUST WEST INDUSTRIAL (GIFFELS MANAGEMENT LIMITED)	CALGARY, ALBERTA	4141 - 110th Ave SE Ste #3 AB T2C 3B4	X-DOCK

*** Mortgage on owned property held by Bank Syndicate as collateral for ABL.